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                                                                     EXHIBIT 4.1



                           RIGHTS AGREEMENT AMENDMENT



                  This Amendment, dated as of December 11, 1998, to the Rights Agreement, dated as of December 31, 1996 (the "Rights Agreement"), is between Getchell Gold Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent").

                  The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Agreement by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

                  In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

                  1. Section 1(a) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Shares of Common Stock then outstanding, but shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) Placer Dome Inc. or any Affiliate thereof ("Parent"); provided, however, that Parent will become an "Acquiring Person" in the event that Parent becomes the Beneficial Owner of an aggregate of 15% or more of the Common Stock of the Company then outstanding other than pursuant to the terms of the Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), between the Company and Parent; provided, however, that (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such



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         Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; (ii) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be or become an "Acquiring Person" unless and until such time as such Person shall become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and (iii) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common
         Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                  2. Section 1(aa) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

                  Notwithstanding anything in the Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occured solely as a result of (i) the approval, execution or delivery of the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement).

                  3. Section 3(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

                  Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger


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                  Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement).

                  4. Section 7(a) of the Rights Agreement is hereby amended to add "or (iv) immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement)."

                  5. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

                  Notwithstanding anything in this Agreement to the contrary, no Flip-In Event shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement).

                  6. Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

                  Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (i) through (iii) of the first sentence of Section 13(a) shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement).

                  7. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

                  8. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  9. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

                  10. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

                            GETCHELL GOLD CORPORATION


                            By:   /s/ Donald S. Robson
                               ----------------------------------------------
                                  Name:  Donald S. Robson
                                  Title: Vice President, Chief Financial
                                         Officer and Secretary

                            HARRIS TRUST AND SAVINGS BANK,
                            as Rights Agent


                            By:   /s/ Thomas Blatchford
                               ----------------------------------------------
                                  Name:  Thomas Blatchford
                                  Title: Account Administrator




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